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                                                                    EXHIBIT 10.1



                                LICENSE AGREEMENT

        This License Agreement ("License Agreement"), made as of the Effective Date below, is by and between Broadbase Information Systems, Inc., a corporation organized under the laws of the State of California with a place of business at 172 Constitution Drive, Menlo Park, California 94025, and its Affiliates, successors and assigns hereto ("Broadbase") and Timeline, Inc., a corporation organized under the laws of the State of Washington with a place of business at 3055 112th Avenue NE, Bellevue, Washington 98004, and its Affiliates, successors and assigns hereto ("Timeline").

        WHEREAS, Timeline and Broadbase are or have been parties to a patent infringement action in the United States District Court for the Western District of Washington, Civil Action No. 99-1172 (the "Action"); and

        WHEREAS, Timeline and Broadbase have agreed to settle the above-mentioned Action pursuant to that Settlement Agreement and Mutual Release dated on or about August 30, 1999 (the "Settlement Agreement");

        NOW, THEREFORE, in consideration of the covenants and conditions contained in this License Agreement and in the Settlement Agreement, and intending to be legally bound hereby, Timeline and Broadbase agree as follows:

                            ARTICLE I - DEFINITIONS

        1.1. An "Affiliate" of an entity means any other entity having a relationship to the first entity in which fifty percent or more of the actual voting power of the outstanding Voting Securities of either entity are owned by or controlled by, or under common control with, either directly or indirectly, the other entity, provided, however, that in each case, the entities shall be deemed to be Affiliates of each other only for so long as such ownership or control exists. Broadbase Software Inc. is acknowledged to be an Affiliate of Broadbase Information Systems, Inc.

        1.2 "Broadbase Product" means any service offered or provided, and any software or other product which is manufactured, designed, used, or sold, or for which a primary copyright license is provided either directly or indirectly, by or for Broadbase or any of Broadbase's Affiliates anywhere in the world, except that:

        in the event that Broadbase undergoes a Corporate Transaction with an entity that makes and markets an Independently Infringing Product at the time of such Corporate Transaction, the term "Broadbase product" shall thereafter mean (i) any service, software or other product which was a Broadbase Product prior to such Corporate Transaction ("Existing Broadbase Product") and any service offered or provided, and (ii) any software or other product manufactured, designed, used, licensed for use by third parties or sold, by or for Broadbase or any of Broadbase's Affiliates anywhere in the world which is based on or otherwise derived from an Existing Broadbase Product.

        1.3 "Change-Of-Form Transaction" means, with reference to a party hereto, a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the party in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the

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party or their relative stock holdings.

        1.4 "Corporate Transaction" means, with reference to a party hereto, (a) a merger or consolidation in which such party is not the surviving corporation (other than a Change-Of-Form Transaction), (b) a merger in which the party is the surviving corporation but after which the stockholders of the party immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the party in such merger) cease to own their shares or other equity interest in the party, (c) the sale of substantially all of the assets of the party, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the party by tender offer or similar transaction.

        1.5.   "Effective Date" means August 30, 1999.

        1.6 "Independently Infringe" means for a Product Set to directly infringe by meeting all limitations of a valid claim of a Licensed Timeline Patent by itself (independent of and without reference to any features or steps provided by or through the use of a Broadbase Product)

        1.7 "Independently Infringing Product Set" means a Product Set which Independently Infringes a Licensed Timeline Patent.

        1.8 "Licensed Timeline Patents" means any and all United States and foreign patents worldwide owned or controlled by Timeline or any of Timeline's Affiliates, directly or indirectly, that issue or have issued on applications, including continuations, divisionals, continuations-in-part and foreign counterparts thereof, which have, claim the benefit of or are entitled to claim the benefit of a filing date prior to one year after the Effective Date. Without limiting the generality of the foregoing, the Licensed Timeline Patents specifically include U.S. Patent No. 5,802,511 issued to Timeline on September 1, 1998, and any other patent issued on or related to U.S. Appln. No. 08/593,118.

        1.9 "Product Set" means a group of one or more products which interact with each other.

        1.10. "Voting Securities" of any entity shall mean (i) if such entity is a corporation, any securities of such corporation entitled to vote generally in the election of directors of such corporation and any other securities (including rights, warrants and options) convertible into, exchangeable for or exercisable for any such securities, whether or not presently convertible, exchangeable or exercisable, and (ii) if such entity does not have any outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, any ownership interests in such entity representing the right to make decisions for such entity and any security, right, warrant or options convertible into, exchangeable for or exercisable for any such ownership interest, whether or not presently convertible, exchangeable or exercisable.


                            ARTICLE 2 - CONSIDERATION

        2.1. Broadbase hereby agrees that, as consideration for the licenses and covenants granted herein, (i) Broadbase shall pay Timeline the sum of Two Hundred Ten Thousand Dollars ($210,000.00) within five business of the Effective Date; and (ii) Broadbase shall, jointly with



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the execution hereof, enter into the Restricted Stock Purchase Agreement attached hereto as License Exhibit A. Upon payment of the $210,000 and delivery of the shares identified in the Restricted Stock Purchase Agreement, Broadbase shall be fully paid up and shall be free from any further demand for any consideration for the licenses granted herein.


                          ARTICLE 3 - GRANT OF LICENSE

        3.1. Timeline hereby grants to Broadbase and Broadbase's Affiliates an irrevocable, perpetual, assignable in connection with any Corporate Transaction or Change-Of-Form Transaction, non-exclusive, royalty-free, worldwide, sublicensable, paid-up license under the Licensed Timeline Patents to make, have made, import, use, provide, offer for sale and sell Broadbase Products, whether alone or in combination with any other products or steps performed by third parties.

        3.2 Timeline and Broadbase hereby agree that to the extent of any Independent Infringement by an Independently Infringing Product Set, neither the above license nor any associated sublicense shall extend to cover any third party liability for such Independent Infringement by such Independently Infringing Product Set. Timeline does acknowledge, however, that pursuant to Sections 3.1 and 3.3 hereof, that Broadbase would have no liability under the Licensed Timeline Patents for providing for compatibility, interoperability, or similar interaction between a Broadbase Product and an Independently Infringing Product Set (such as providing for schema deployment into such Independently Infringing Product Set).

        3.3. Covenant Not to Sue. Timeline covenants and agrees that will not, at any time hereafter, initiate, assign, maintain or prosecute any claim, demand or cause of action at law or otherwise, against any customer, distributor, purchaser, or licensee of, or any other third party doing business with, Broadbase or of any of Broadbase's Affiliates ("Protected Entities"), for an injunction, damages, or loss or injury of any kind, arising from or related to, in whole or in part, the licensing, distribution, copying, making, use, sale or offering for sale of any Broadbase Product, whether alone or in combination with any other products or steps performed by or for the Protected Entities. The Protected Entities shall have the right to independently assert this covenant not to sue on their own behalf as third party beneficiaries.


                    ARTICLE 4 - DURATION OF LICENSE AGREEMENT

        4.1. The Term of this License Agreement shall commence on the Effective Date and shall continue until the later of (i) September 1, 2015, (ii) the last to expire of the Licensed Timeline Patents has expired or (iii) there are no longer any pending patent applications anywhere in the world which could issue so as to become a Licensed Timeline Patent, unless earlier terminated by mutual written consent of the parties.


           ARTICLE 5 - REPRESENTATIONS AND WARRANTIES, DISCLAIMER AND
                             LIMITATION OF LIABILITY



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        5.1. AS IS. THE PATENT RIGHTS LICENSED BY EACH PARTY HEREUNDER ARE
LICENSED AND PROVIDED "AS IS". NEITHER TIMELINE NOR BROADBASE MAKES OR GIVES, AND EACH SPECIFICALLY DISCLAIMS, ALL WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY LICENSED PRODUCTS WHICH MAY BE MANUFACTURED, USED OR SOLD BY THE OTHER PARTY. Without limiting the generality of the foregoing, each of Timeline and Broadbase disclaims, and shall have no obligation or other liability in respect of defense, contribution or indemnity with respect to any actual or alleged intellectual property infringement arising out of the exercise by the other party of any of the Licensed Rights by such party.

        5.2. Timeline represents and warrants that it has the right to enter into this License Agreement and to grant to Broadbase the licenses specified herein.

        5.3. Nothing in this License Agreement shall be construed as a warranty, representation or admission by either party as to the validity, enforceability, scope or infringement of any Licensed Timeline Patent;

        5.4. Neither party hereto shall be liable to the other party, its customers or other transferees, or any other entity claiming through or under such other party for any loss of profits or income or other tangible business loss or other consequential, incidental or special damages, even if such party hereto has been advised of the possibility of such damages, arising out of or in connection with this License Agreement.

        5.5. Each party acknowledges that the limits on warranties and liabilities contained in this Article are a fundamental part of the basis of this License Agreement and the bargain negotiated by the parties and set forth herein and that this License Agreement would not have been consummated without such limits.


        5.6 Limited Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER ENTITY FOR ANY LOSS WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THE LICENSES GRANTED HEREIN, INCLUDING WITHOUT LIMITATION LOSS OF DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR ANY SPECIAL CONSEQUENTIAL OR INCIDENTAL DAMAGES, UNDER ANY CAUSE OF ACTION ARISING FROM THE EXERCISE OR INABILITY TO EXERCISE ANY Licensed RIGHTS AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. The limitations, exclusions and disclaimers for the benefit of Broadbase or Timeline in this Agreement shall apply irrespective of the nature of the cause of the action or demand, including but not limited to breach of contract negligence, tort or any other legal theory and shall survive any breach or breaches and/or failure of the essential purpose of this License Agreement, or any remedy contained in this License Agreement.


                         ARTICLE 6 - MISCELLANEOUS TERMS

        6.1. No Admissions. Timeline expressly states and stipulates this License Agreement



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and the associated Settlement Agreement do not constitute and shall not be construed as an admission or acknowledgement of any infringement by Broadbase of any Licensed Timeline Patents or the validity of any Licensed Timeline Patents.

        6.2. Governing Law. The validity, construction and performance of this License Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts executed in and performed entirely within such State, without reference to any choice of law principles of such State.

        6.3. Notices. All notices, consents and other communications under this License Agreement shall be in writing and shall be deemed to have been duly given when:

        a.     delivered by hand;

        b. when sent by facsimile (with receipt confirmed), provided that a copy is promptly thereafter delivered by Express Mail, FedEx, or other express delivery service;

        c. when received by the addressee if sent by Express Mail, FedEx, or other express delivery service;

        d. seven (7) business days after being mailed in the United States, by first class postage prepaid registered or certified mail, return receipt requested; or

        e. by such other means as the parties to this License Agreement may agree from time to time.

In each case notice shall be sent to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate as to itself by notice to the other parties):

               If to Timeline:

                      Timeline, Inc.
                      Attention: Charles Osenbaugh
                      3055 112th Avenue NE
                      Bellevue, Washington  98004
                      Facsimile:  425-822-1120

               If to Broadbase:

                      Broadbase Software, Inc.
                      Attention:  Chuck Bay
                      172 Constitution Drive
                      Menlo Park California  94025
                      Facsimile:  650-614-8301

Either party may change its address by a notice given to the other party in the manner set forth above.



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        6.4. Entire Agreement. This License Agreement and the associated
Settlement Agreement and Restricted Stock Purchase Agreement represent and contain the entire agreement and understanding among the parties hereto with respect to the subject matter of this License Agreement, and supersede any and all prior oral and written agreements and understandings. No representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter shall be relied upon by the parties except those contained herein. This License Agreement may not be amended or modified except by an agreement signed by the party against whom enforcement of any modification or amendment is sought. The parties agree that this License Agreement and any of the documents contemplated by it may be signed in counterparts and that copies and signatures exchanged via facsimile shall be fully enforceable as originals.

        6.5. Service of Process. Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this License Agreement. Nothing in this License Agreement shall affect the right of any party to this License Agreement to serve process in any other manner permitted by law.

        6.6. Severability. If any provision of this License Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this License Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

        6.7. Advice Of Counsel. In entering into this License Agreement, the parties each acknowledge and represent that they have sought and obtained the legal advice of their attorneys, who are the attorneys of their own choice. They further represent that the terms of this License Agreement have been completely read by them, and that those terms are fully understood and voluntarily accepted by them. This License Agreement is not to be construed for or against any party on the basis of who proffered, drafted or proposed any section or language.


        Intending to be bound thereby, the parties have caused their duly authorized representatives to execute this License Agreement.

TIMELINE, INC.                              BROADBASE INFORMATION SYSTEMS, INC.



By: /s/ Frederick W. Dean                   By: /s/ Chuck Bay
    -------------------------------             --------------------------------
Title: Vice President                       Title: CFO
       ----------------------------                -----------------------------

Date: August 28, 1999                       Date:
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